                                                                    EXHIBIT 4.15


                            STOCKHOLDERS' AGREEMENT

          STOCKHOLDERS' AGREEMENT dated as of July 23, 1998, among P&L Coal Holdings Corporation, a Delaware corporation (the "Company"), Lehman Brothers
                                                   -------
Merchant Banking Partners II L.P., a Delaware limited partnership ("Lehman"),
                                                                    ------
Lehman Brothers Offshore Investment Partners II L.P., a Bermuda exempted limited partnership ("Offshore"), LB I Group Inc., a Delaware corporation ("LB I"),
              --------                                              ----
Lehman Brothers Capital Partners III, L.P., a Delaware limited partnership ("Cap
                                                                             ---
III"), Lehman Brothers Capital Partners IV, L.P., a Delaware limited partnership
---
("Cap IV"), Lehman Brothers MBG Partners 1998 (A) L.P., a Delaware limited
  ------
partnership ("MBG Partners," collectively with Offshore, LB I, Cap III and Cap
              ------------
IV, the "Other Lehman Entities"), Co-Investment Partners, L.P., a Delaware
         ---------------------
limited partnership ("CIP"), The Mutual Life Insurance Company of New York
                      ---
("Mutual Life") and Finlayson Investments Pte Ltd ("Finlayson", and collectively
-------------                                       ---------
with CIP and Mutual Life, the "Investors").  Each of the parties to this
                               ---------
Agreement (other than the Company) and any other Person (as hereinafter defined) who or which shall become a party to or agree to be bound by the terms of this Agreement after the date hereof is sometimes hereinafter referred to as a

"Stockholder."
------------


                                   WITNESSETH


          WHEREAS, the Company entered into a Purchase Agreement, dated as of March 2, 1998 (the "Purchase Agreement"), pursuant to which, among other things,
                    ------------------
the Company purchased certain subsidiaries of The Energy Group PLC and certain related minority interests;

          WHEREAS, in connection with the consummation of the transactions pursuant to the Purchase Agreement, each of Lehman and the Other Lehman Entities entered into a Subscription Agreement with the Company, dated as of May 18, 1998, pursuant to which each such Stockholder purchased shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock");
                                              ------------

          WHEREAS, each of the Investors has entered into a Common Stock Subscription Agreement with the Company dated as of the date of this Agreement (the "Subscription Agreement"), pursuant to which each such Investor has agreed,
      ----------------------
in accordance with the terms thereof, to purchase shares of Common Stock;

          WHEREAS, this Agreement shall become effective (the "Effective Date")
                                                               --------------
on the date of, and simultaneously with, the execution of the Subscription Agreement; and

          WHEREAS, the parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the Shares (as hereinafter defined) and to provide for certain rights and obligations and other agreements in respect of the Shares, all as hereinafter provided.

          NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                                                               2
                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

Section 1.1     Definitions. As used in this Agreement, the following terms have
                -----------
the following meanings:

          "Affiliate", as applied to any Person, shall mean any other Person
           ---------
directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition "control" (including, with
                                                   -------
correlative meanings, the terms "controlling", "controlled by" and "under common
                                 -----------    -------------       ------------
control with"), as applied to any Person, means the possession, directly or
------------
indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise. Solely for purposes of applying this definition to clause (a) of Section 3.8 of the Subscription Agreement and clause (ii) of
Section 2.8 hereof, such power will be deemed to be possessed by any other Person with respect to that Person if such other Person, directly or indirectly, beneficially owns, controls or holds 10% or more of any class of voting or equity interests of that Person.

          "Authorization Date" shall have the meaning set forth in Section
           ------------------
2.5(b).

          "Board of Directors" shall mean the Board of Directors of the Company.
           ------------------

          "Buyout Notice" shall have the meaning set forth in Section 2.7.
           -------------

          "CIP Partners" shall mean CIP Partners, LLC, the sole general partner
           ------------
of CIP.

          "Competitor" shall mean any Person that is, as determined in good
           ----------
faith by the Board of Directors, a competitor of the Company or any of its subsidiaries.

          "Effective Date" shall have the meaning set forth in the recitals to
           --------------
this Agreement.

          "Initial Public Offering" shall mean the initial Public Offering
           -----------------------
(other than pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

          "Investor" shall have the meaning set forth in the preamble of this
           --------
Agreement.

          "Investor Nominee" shall have the meaning set forth in Section 4.1(a).
           ----------------

          "LBHI" shall mean Lehman Brothers Holdings Inc.
           ----

          "Lehman Nominee" shall have the meaning set forth in Section 4.1(a).
           --------------

          "Permitted Transferee" shall mean:
           --------------------

          (i) in the case of Lehman or any Other Lehman Entity and Permitted Transferees of Lehman and the Other Lehman Entities, (A) LBHI or Lehman, as the case may be, or any controlled Affiliate (other than an individual) of LBHI, (B) any general or limited partner, director, officer or employee of Lehman, LBHI or any controlled Affiliate (other than an individual) of LBHI, (C) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the individuals referred to in clause
     (B), (D) any trust, the beneficiaries of which include only (1) Lehman, (2) Permitted Transferees referred to in clauses (A), (B) and (C) and (3) spouses and lineal descendants of Permitted Transferees referred to in clause (B) and (E) a corporation or partnership, a majority of the equity of which is owned and controlled by Lehman and/or Permitted Transferees referred to in clauses (A), (B), (C) and (D);

       (ii) in the case of each Investor (including CIP) and Permitted Transferees of such Investor, any controlled Affiliate of such Investor, all of the voting and economic interests of which are directly or indirectly owned by such Investor; and

       (iii) in the case of CIP, (A) CIP Partners, (B) any individual who is a member of CIP Partners, (C) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the individuals referred to in clause (B), (D) any trust, the beneficiaries of which include only (1) Permitted Transferees of CIP referred to in clause (ii) or referred to in clauses (A), (B) and (C) of this clause (iii) and (2) spouses and lineal descendants of Permitted Transferees referred to in clause (B) and (E) the State Board of Administration of Florida, on behalf of Florida Retirement System Trust Fund.

     provided, that any such Permitted Transferee referred to in clauses (i)-
     --------
     (iii) agrees in writing to be bound by the terms of this Agreement in accordance with Section 2.2.

          "Person" shall mean an individual, partnership, corporation, business
           ------
trust, joint stock company, limited liability company, unincorporated association, joint venture or other entity of whatever nature.

          "Proposed Transferee" shall have the meaning set forth in Section 2.6.
           -------------------

          "Public Offering" shall mean any underwritten public offering of
           ---------------
equity securities of the Company pursuant to an effective registration statement under the Securities Act.

          "Registration Rights" shall have the meaning set forth in Section
           -------------------
2.5(a).

          "Sale Notice" shall have the meaning set forth in Section 2.5(b).
           -----------

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Shares" shall mean shares of Common Stock.
           ------

          "Stockholder" shall have the meaning set forth in the preamble of this
           -----------
Agreement.

          "Subscription Agreement" shall have the meaning set forth in the
           ----------------------
recitals to this Agreement.

          "Third Party" shall mean any prospective Transferee of Shares (other
           -----------
than the Company) that is not a Permitted Transferee of the Stockholder proposing the Transfer of such Shares to such prospective Transferee.

          "Transfer" shall have the meaning set forth in Section 2.1.
           --------

          "Transfer Closing Date" shall have the meaning set forth in Section
           ---------------------
3.1.

          "Transferee" shall mean any Person who or which acquires Shares from a
           ----------
Stockholder or a Transferee (including Permitted Transferees) of a Stockholder subject to this Agreement.

                                  ARTICLE II
                           RESTRICTIONS ON TRANSFERS
                           -------------------------

Section 2.1     Transfers in Accordance with this Agreement. No Stockholder
                -------------------------------------------
shall, directly or indirectly, transfer, sell, assign, pledge, hypothecate, encumber, or otherwise dispose of all or any portion of any Shares or any economic interest therein (including without limitation by means of any participation or swap transaction)(each of which, and the events referred to in the last sentence of this Section 2.1, being a "Transfer") to any Person, except in compliance with the Securities Act, applicable state and foreign securities laws and this Agreement. Any attempt to Transfer any Shares in violation of the terms of this Agreement shall be null and void, and neither the Company nor any transfer agent shall register upon its books any Transfer of Shares by a Stockholder to any Person except a Transfer in accordance with this Agreement. In addition to the foregoing definition, a Transfer shall be deemed to include any direct or indirect transfer of any shares of capital stock of, or other economic interest in, a Stockholder or an Affiliate of a Stockholder if all or substantially all of the assets of such Person consist, directly or indirectly, of Shares.

Section 2.2     Agreement to be Bound. No Transfer of Shares shall be effective
                ---------------------
unless (i) the certificates representing such Shares issued to the Transferee shall bear the legend provided in Section 2.3 and (ii) the Transferee, if not already a party hereto, shall have executed and delivered to each other party hereto, as a condition precedent to such Transfer, an instrument or instruments substantially in the form of Exhibit A or otherwise reasonably satisfactory to such parties confirming that the Transferee agrees to be bound by the terms of this Agreement with respect to the Shares so Transferred to the same extent applicable to the Transferor thereof. Notwithstanding the foregoing, this
Section 2.2 shall not apply to a Transfer (i) in an Initial Public Offering, if any, or (ii) to the Company.

Section 2.3     Legend. A copy of this Agreement shall be filed with the
                ------
Secretary of the Company and kept with the records of the Company. Each Stockholder hereby agrees that each certificate representing Shares issued to any Stockholder, or any certificate issued in exchange for any similarly legended certificate, shall bear a legend reading substantially as follows:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ALSO ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCKHOLDERS' AGREEMENT AND THE COMMON STOCK SUBSCRIPTION AGREEMENT, EACH DATED AS OF JULY 23, 1998, COPIES OF WHICH MAY BE OBTAINED FROM P&L COAL HOLDINGS CORPORATION (THE "COMPANY"). NO TRANSFER OF SUCH SHARES WILL
                                     -------
          BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

Section 2.4     Transfers to Permitted Transferees and the Company. (a) The
                --------------------------------------------------
restrictions with respect to Transfers of Shares set forth in Section 2.5 shall not apply to any Transfer of Shares by any Stockholder (i) to a Permitted Transferee of such Stockholder or (ii) to the Company.

          (b) Each Permitted Transferee of any Investor shall, and such Investor shall cause such Permitted Transferee to, transfer back to such Investor any Shares it owns prior to such Permitted Transferee ceasing to be a Permitted Transferee of such Investor.

Section 2.5     No Transfer Period; Rights of First Refusal; Initial Public
                -----------------------------------------------------------
Offering Lock-up Period. (a) The Investors may not Transfer Shares prior to the
-----------------------
third anniversary of the Effective Date, except for Transfers (i) referred to in Sections 2.4, 2.6 and 2.7 and pursuant to the exercise of rights (the Registration Rights") granted by Section 4.2 of the Subscription Agreement.
--------------------
Commencing on the third anniversary of the Effective Date, with the exception of Transfers in accordance with Section 2.4, each Investor may Transfer Shares only following compliance and in accordance with the provisions, as applicable, of this Section 2.5, Sections 2.6 and 2.7 of this Agreement and the Registration Rights.

          (b) At least 60 days prior to making any Transfer of any shares of Common Stock held by any Investor after the third anniversary of the date of this Agreement (other than to a Permitted Transferee and other than pursuant to
Section 2.6 or 2.7 or the exercise of Registration Rights), such Investor (or its Permitted Transferees, as applicable) shall deliver a written notice (the "Sale Notice") to the Company and the other Stockholders disclosing in
 -----------
reasonable detail the identity of the prospective Transferee(s) and the terms and conditions (including the price) of the proposed Transfer. Each Investor (or its Permitted Transferees, as applicable) agrees not to consummate any such Transfer until 60 days after the Sale Notice has been delivered to the Company and the other Stockholders, unless the parties to the Transfer have been finally determined pursuant to this Section 2.5 prior to the expiration of such 60-day period (the date of the first to occur of such events is referred to herein as the "Authorization Date"). The Company may elect to purchase all or any portion
     ------------------
of the shares of Common Stock to be Transferred by such Investor (or its Permitted Transferee, as applicable) upon the same terms and conditions (including the price) as those set forth in the Sale Notice by delivering a written notice of such election to such Investor (or its Permitted Transferee, as applicable) within 30 days after the receipt of the Sale Notice by the Company. If the Company has elected not to purchase all of the shares of Common Stock to be Transferred, it shall deliver written notice to Lehman and the other Stockholders within 30 days after its receipt of the Sale Notice stating the portion of shares to be Transferred that it has not elected to purchase. Lehman and the other Stockholders (other than the Investor proposing such Transfer) may elect to purchase all or any portion of the shares that the Company has elected not to purchase upon the same terms and conditions (including the price) as those set forth in the Sale Notice by delivering a written notice of such election to such Investor (or its Permitted Transferee, as applicable) within 20 days after the receipt of such notice from the Company, which written notice shall specify the number of shares such Stockholder is electing to purchase. If Lehman and the other Stockholders do not elect, in the aggregate, to purchase all of the shares that the Company has elected not to purchase within such 20 day period, notwithstanding the Company's prior election to purchase a portion of the shares specified in the Sale Notice, the Investor (or its Permitted Transferee, as applicable) may, during the 60-day period immediately following the Authorization Date, subject to the other provisions of this Agreement, Transfer all of the shares specified in the Sale Notice at a price and on terms no more favorable to the Transferee(s) thereof than specified in the Sale Notice; provided that the restrictions contained in this Section shall continue
        --------
to be applicable to the shares Transferred after any such Transfer and the Transferees must agree in writing to be bound by the provisions of this Agreement prior to any such Transfer. Any shares not Transferred within such 60-day period shall be subject to the provisions of this Section upon subsequent Transfer. If the aggregate number of shares of Common Stock that Lehman and the other Stockholders elect to purchase pursuant to this Section 2.5(b) exceeds the maximum number of shares available for purchase, each Stockholder who has elected to purchase shares shall be entitled to purchase that percentage of the shares available to the Stockholders which equals the percentage of the total number of shares of Common Stock owned by all participating Stockholders held by such Stockholder.

          (c) Notwithstanding anything to the contrary herein, the Investors may not Transfer Shares (except a Transfer to a Permitted Transferee who agrees to comply with the terms of this Section 2.5(c)), or any securities convertible into or exchangeable or exercisable for such Shares, including a Transfer pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during (i) the 90-day period beginning on the date of any Public Offering and
(ii) the 180-day period beginning on the consummation of the Initial Public Offering, unless the underwriters managing the Public Offering otherwise agree.

          (d) Notwithstanding anything to the contrary herein, Lehman may assign its right to purchase any portion of the shares specified in a Sale Notice to any of the Other Lehman Entities or any of its other Affiliates.

Section 2.6     Tag-Along Right. (a) If at any time prior to the consummation of
                ---------------
an Initial Public Offering, Lehman and/or any Other Lehman Entity (and/or their Permitted Transferees) proposes to sell Shares to any Person (other than a Permitted Transferee) (each, a "Proposed Transferee") in any
                                -------------------
transaction or series of related transactions (except for sales (i) of up to 2,500,000 Shares in the aggregate following the Effective Date (such number of shares to be adjusted to account for any stock split or combination or similar event by the Company with respect to the Shares following the Effective Date) or
(ii) within 120 days of the date of this Agreement at or above the Purchase Price), then Lehman or the Other Lehman Entity proposing to make such sale shall send written notice to each Investor which shall state (i) that such Person desires to make such a sale, (ii) the identity of the Proposed Transferee and the number of Shares proposed to be sold, (iii) the proposed purchase price per Share to be paid and the other terms and conditions of such sale and (iv) the projected closing date of such sale, which in no event shall be prior to 15 days after the giving of such written notice to each Investor.

          (b) For a period of 15 days after the giving of the notice pursuant to clause (a) above, each Investor shall have the right to sell to the Proposed Transferees in such sale at the same price and upon the same terms and conditions as Lehman or the Other Lehman Entities proposing to make such sale that percentage of the total number of Shares held by such Investor equal to the percentage of the total number of Shares then held in the aggregate by Lehman, the Other Lehman Entities and their Permitted Transferees which are proposed to be sold to such Proposed Transferee, and Lehman, the Other Lehman Entity or the Permitted Transferee of Lehman or an Other Lehman Entity proposing to make such sale shall reduce the number of its Shares to be sold to the Proposed Transferee to accommodate those Investors that exercise their rights to sell to the Proposed Transferee pursuant to this Section 2.6. Notwithstanding the last sentence of Section 2.6(c), in the event that there is a change in the price or terms of the proposed transaction with the Proposed Transferee, then Lehman or the Other Lehman Entity proposing to make such sale shall promptly notify each Investor (including any Investor who has exercised rights pursuant to this Section 2.6(b)) of the revised price or terms, and such Investor shall have the right to exercise its rights under this Section 2.6(b) or a right to withdraw a previous exercise of such rights by notice to Lehman or the Other Lehman Entity proposing to make such sale within five business days of receipt of the notice from Lehman or the Other Lehman Entity proposing to make such sale. The failure of any Investor to respond within such five-day period shall be deemed to be a waiver of its rights under this Section 2.6 to participate in, or withdraw a previous exercise with respect to, as the case may be, such proposed sale.

          (c) The rights of each Investor under Section 2.6(b) shall be exercisable by delivering written notice thereof, prior to the expiration of the 15-day period referred to in clause (b) above, to Lehman or the Other Lehman Entity proposing to make such sale with a copy to the Company. The failure of any Investor to respond within such period in accordance with the terms hereof shall be deemed to be a waiver of rights with respect to such proposed sale by such Investor under this Section 2.6.

          (d) Each Investor who or which exercises rights under Section 2.6(b) shall be required to sell at the same price and upon the same terms and conditions as Lehman or the Other Lehman Entities proposing to make such sale, including making representations and warranties (which may include representations and warranties regarding the Company) and providing indemnifications on a proportionate basis, based on the relative number of Shares to be sold by such Investor in comparison to the total number of Shares to be sold ("Proportionate Basis"); provided that in no event shall any Investor
             -------------------    --------
be required to make any representations or provide any indemnities with respect to matters relating solely to Lehman and the Other Lehman Entities

(and/or its Permitted Transferees), such as representations as to title to Shares to be transferred by Lehman and the Other Lehman Entities or their Permitted Transferees.

Section 2.7     Bring-Along Right. If at any time prior to the consummation of
                -----------------
an Initial Public Offering, Lehman and/or an Other Lehman Entity (and/or their Permitted Transferees) proposes to sell Shares to a Third Party other than an Affiliate in any bona fide arm's-length transaction or series of related transactions (other than (i) the sale of a number of Shares which (in the aggregate with all other sales of Shares (other than to Permitted Transferees) following the Effective Date by Lehman and the Other Lehman Entities (and their Permitted Transferees)) is not in excess of 2,500,000 Shares (such number of Shares to be adjusted to account for any stock split, combination or similar event by the Company with respect to the Common Stock following the Effective
Date) or (ii) sales within 120 days of the date of this Agreement at or above the Purchase Price), then Lehman shall have the right to deliver a written notice (a "Buyout Notice") to each Investor which shall state (i) that Lehman or
           -------------
the Other Lehman Entity proposing to make such sale proposes to effect such transaction, (ii) the identity of the Third Party, the number of Shares to be sold and the proposed purchase price per Share to be paid and any other terms and conditions, and (iii) the projected closing date of such sale. Each such Investor agrees that, upon receipt of a Buyout Notice, each such Investor (and its Permitted Transferees) shall be obligated to sell in such transaction that percentage of the total number of Shares held by such Investor (and its Permitted Transferees) equal to the percentage of the total number of Shares then held in the aggregate by Lehman, the Other Lehman Entities and their Permitted Transferees to be sold in such transaction upon the terms and conditions of such transaction (and otherwise take all necessary action to cause consummation of the proposed transaction, including making representations and warranties (which may include representations and warranties regarding the Company) and providing indemnifications on a Proportionate Basis); provided,
                                                                   --------
however, that each such Investor shall only be obligated as provided above in
-------
this Section 2.7 if each such Investor receives the same per Share consideration as Lehman and the Other Lehman Entities (and/or their Permitted Transferees); and provided further that in no event shall any Investor be required to make any
    -------- -------
representations or provide any indemnities (i) other than on a Proportionate Basis and (ii) other than with respect to matters relating solely to Lehman and the Other Lehman Entities (and/or its Permitted Transferees), such as representations as to title to Shares to be transferred by Lehman and the Other Lehman Entities or their Permitted Transferees.


Section 2.8     Competitors; Utilities. Notwithstanding anything to the contrary
                ----------------------
herein, in no case may an Investor Transfer Shares to a Person that either (i) is a Competitor with the Company or (ii) owns, controls or operates any facilities for the generation, transmission or distribution of electric energy or is an Affiliate of any Person that owns, controls or operates any such facilities, unless in the case of either clause (i) or (ii) such Investor receives the prior written consent of the Company and Lehman (which consent may be withheld in the sole discretion of the Company or Lehman).

                                  ARTICLE III
                                    CLOSING
                                    -------

Section 3.1     Closing. Any Stockholders or the Company acquiring or
                -------
Transferring any Shares pursuant to Section 2.5 shall mutually determine a closing date (the "Transfer Closing Date") which, subject
                   ---------------------
to any applicable regulatory waiting periods, shall not be more than 30 days after the last notice is given, or after expiration of the last notice period, with respect to such Transfer pursuant to Section 2.5. The closing shall be held at 10:00 a.m., local time, on the Transfer Closing Date at the principal office of the Company, or at such other time and/or place as the parties may mutually agree.

Section 3.2     Deliveries at Closing; Method of Payment of Purchase Price. On
                ----------------------------------------------------------
the Transfer Closing Date, each selling Stockholder shall deliver (i) certificates representing the Shares being sold, free and clear of any lien, claim or encumbrance, and (ii) such other documents, including evidence of ownership and authority and legal opinions, as the Transferees may reasonably request. The purchase price shall be paid by wire transfer of immediately available funds no later than 2:00 p.m. on the Transfer Closing Date.


                                  ARTICLE IV
                      OBSERVATION RIGHTS; VOTING AGREEMENT
                      ------------------------------------

Section 4.1     Observer Right. (a) With respect to each Investor which
                --------------
initially owns 10% or more of the outstanding Shares, until the earliest of the
(i) termination of this Agreement or (ii) such time as the Investor shall cease to own at least 10% of the outstanding Shares (other than a decrease in ownership resulting from an issuance of Shares by the Company), each Stockholder agrees that it will take all actions necessary so that such Investor will be entitled to have one observer (the "Observer") at all regular and special
                                    --------
meetings of the Board of Directors. The Company shall reimburse the Observer for expenses, if any, relating to attendance at such meetings but only to the same extent that the Company reimburses the non-management members of the Board of Directors for such attendance expenses. The Observer shall be entitled to receive the same notice of any such meeting as any director, and shall have the right to participate therein, but shall not have the right to vote on any matter or to be counted for purposes of determining whether a quorum is present thereat. In addition, the Observer shall have the right to receive copies of any action proposed to be taken by written consent of the Board of Directors without a meeting. Notwithstanding the foregoing, no action of the Board of Directors duly taken in accordance with the Delaware General Corporation law, the Certificate of Incorporation and the By-Laws shall be affected by any failure to have provided notice to the Observer of any meeting of the Board of Directors or the taking of action by the Board of Directors without a meeting.

          (b) (i) Each of the Stockholders agrees to vote all of the Shares owned or held of record by such Stockholder at any regular or special meeting of the stockholders of the Company called for the purpose of filling positions on the Board of Directors, or in any written consent executed in lieu of such a meeting of stockholders, and agrees to take all actions otherwise necessary, to ensure the election to the Board of Directors of the nominees to the Board of Directors designated by Lehman (the "Lehman Nominees").
                                     ---------------

          (ii) Each of the Company and each Stockholder hereby agrees to use its or his best efforts to call, or cause the appropriate officers and directors of the Company to call, a special meeting of stockholders of the Company and to vote all of the Shares owned or held of record by such Stockholder for, or to take all actions by written consent in lieu of any such meeting necessary to cause, the removal (with or without cause) of any Lehman Nominee if Lehman requests such director's removal for any reason. Lehman shall have the right to designate a new nominee in the event any Lehman Nominee shall be so removed or shall vacate his or her directorship for any reason.

          (c) Except as provided in Section 4.1(b)(ii) hereof, each Stockholder hereby agrees that, at any time that it or he is then entitled to vote for the election or removal of directors, it will not vote in favor of the removal of any Lehman Nominee, unless such removal shall be for Cause. For the purposes of this Section 4.1(c), "Cause" shall mean as to any Lehman Nominee, the gross neglect of or willful and continuing refusal to substantially perform his duties as a director, the willful engaging by a director in conduct which is demonstrably and materially injurious to the Company or the director's conviction of any crime constituting a felony.

          (d) The right of an Investor to have an Observer under Section 4.1(a) shall not be assignable (including to any Transferee of Shares).

Section 4.2     Charter Documents. (a) Exhibits B and C set forth copies of the
                -----------------
Certificate of Incorporation and By-laws of the Company, each in the form which is in effect on the Effective Date (the "Charter Documents").
                                         -----------------

          (b) The Company covenants and agrees that it will act in accordance with the Charter Documents. Each Stockholder covenants and agrees that it will vote all the Shares owned or held of record by such Stockholder at any regular or special meeting of stockholders of the Company or in any written consent executed in lieu of such a meeting of stockholders, and shall take all action necessary, to ensure that the Charter Documents do not, at any time, conflict with the provisions of this Agreement.

                                   ARTICLE V
                                  TERMINATION
                                  -----------

Section 5.1     Termination. With respect to each Investor, (i) the provisions
                -----------
of this Agreement, other than Sections 2.5 and 2.8, shall terminate upon an Initial Public Offering and (ii) the provisions of Sections 2.5 and 2.8 shall terminate upon the later of (1) an Initial Public Offering and (2) the date upon which such Investor no longer owns at least 5% of the Shares acquired by the Investor pursuant to the Subscription Agreement; provided that following the expiration of the 180-day period referred to in Section 2.5(c), Sections 2.5 (except Section 2.5(c)) and 2.8 shall not apply to any Transfer of the Shares pursuant to a Public Offering or Rule 144 under the Securities Act.


                                  ARTICLE VI
                                 MISCELLANEOUS
                                 -------------

Section 6.1     No Inconsistent Agreements. The Company will not hereafter enter
                --------------------------
into any agreement with respect to its securities which is inconsistent with the rights granted to the Stockholders in this Agreement.

Section 6.2     Recapitalization, Exchanges, etc. In the event that any capital
                --------------------------------
stock or other securities are issued in respect of, in exchange for, or in substitution of, any Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the Shares or any other change in capital structure of the Company, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement and the term "Shares," as used herein, shall
                                                  ------
be deemed to include shares of such capital stock or other securities, as appropriate.

Section 6.3     Successors and Assigns. This Agreement shall be binding upon and
                ----------------------
shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

Section 6.4     No Waivers, Amendments. (a) No failure or delay by any party in
                ----------------------
exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          (b) No amendment, modification or supplement to this Agreement shall be enforced against any holder unless such amendment, modification or supplement is signed by (i) where such holder is Lehman or an Other Lehman Entity or one of their Permitted Transferees, a majority of the Shares held by Lehman, the Other Lehman Entities and their Permitted Transferees and (ii) where such holder is an Investor or one of his Permitted Transferees, a majority of the Shares held by such Investor and his Permitted Transferees.

          (c) Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the party against whom the enforcement of such waiver is sought.

Section 6.5     Notices. All notices, requests and other communications to any
                -------
party hereunder shall be in writing (including telex, telecopier or similar writing) and shall be given to such party at its address, telex or telecopier number set forth below, or such other address, telex or telecopier number as such party may hereinafter specify for the purpose to the party giving such notice. Each such notice, request or other communication shall be effective (i) if given by telex or telecopy, when such telex or telecopy is transmitted to the telex or telecopy number specified in this Section and the appropriate answerback is received (provided that any telex or telecopy transmitted on a day other than a business day shall not be effective prior to the business day next following the date of transmission) or, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or, (iii) if given by any other means, when delivered at the address specified in this Section 4.5.

          (a) Notices to the Company shall be sent to the Company at the following address (or at such other address as the Company shall have specified in writing to each of the other Stockholders):

               c/o Lehman Brothers Merchant Banking Group
               3 World Financial Center

               200 Vesey Street
               New York, New York 10285
               Attn:  Henry E. Lentz
               Fax:  (212) 528-8308

               With a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York 10017
               Attn: William E. Curbow, Esq.;
               Fax:  (212) 455-2502

          (b) notices to Lehman or the Other Lehman Entities shall be addressed to the applicable Stockholder at the following address (or at such other address as Lehman or the Other Lehman Entities shall have specified in writing to each of the other Stockholders):

               c/o Lehman Brothers Merchant Banking Group
               3 World Financial Center
               200 Vesey Street
               New York, New York 10285
               Attn:  Alan H. Washkowitz
               Fax:  (212) 526-3836

               With a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York 10017
               Attn: William E. Curbow, Esq.; and
               Fax:  (212) 455-2502

          (c) notices to an Investor shall be at such address as the applicable Investor shall have specified in writing to each of the other Stockholders.

Section 6.6     Inspection. So long as this Agreement shall be in effect, this
                ----------
Agreement and any amendments hereto shall be made available for inspection by a Stockholder at the principal offices of the Company.

Section 6.7     GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
                -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 6.8     Section Headings. The section headings contained in this
                ----------------
Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 6.9     Entire Agreement. This Agreement, together with the Subscription
                ----------------
Agreement, constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

Section 6.10    Severability. Any term or provision of this Agreement which is
                ------------
invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

Section 6.11   Other Agreements.  Nothing contained herein shall limit
               ----------------
the ability of the Company or Lehman or the Other Lehman Entities from time to time to enter into separate agreements or arrangements relating to the shares held by any stockholder of the Company other than the Investors (including Lehman and the Other Lehman Entities), provided, however, that such
                                                  --------  -------
other agreements or arrangements shall not violate the terms of this Agreement or prevent performance by the parties hereto in accordance with the terms hereof.

Section 6.12    Counterparts. This Agreement may be signed in counterparts, each
                ------------
of which shall constitute an original and which together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.


                              P&L COAL HOLDINGS CORPORATION



                              By:  ______________________________
                                    Name:  Alan H. Washkowitz
                                    Title:    Vice President

                              LEHMAN BROTHERS MERCHANT BANKING PARTNERS II L.P.

                              By:  Lehman Brothers Merchant Banking Partners II
                                    Inc., its general partner



                              By:  ______________________________
                                    Name:  Alan H. Washkowitz
                                    Title:  President

                              LEHMAN BROTHERS OFFSHORE INVESTMENT PARTNERS II
                              L.P.

                              By:  Lehman Brothers Merchant Banking Partners II
                                    Inc., its general partner



                              By:  ______________________________
                                    Name:  Alan H. Washkowitz
                                    Title:  President

                              LB I GROUP INC.



                              By:  ______________________________
                                    Name:  Alan H. Washkowitz
                                    Title:  Senior Vice President

                              LEHMAN BROTHERS CAPITAL PARTNERS III, L.P.

                              By: Lehman Brothers Holdings Inc., its general partner



                              By:  ______________________________
                                   Name:  Alan H. Washkowitz
                                   Title:  Vice President

                              LEHMAN BROTHERS CAPITAL PARTNERS IV, L.P.

                              By:  LB I Group Inc., its general partner



                              By:  ______________________________
                                   Name:  Alan H. Washkowitz
                                   Title:  Senior Vice President

                              LEHMAN BROTHERS MBG PARTNERS 1998 (A) L.P.

                              By:  LB I Group Inc., its general partner



                              By:  ______________________________
                                   Name:  Alan H. Washkowitz
                                   Title:  Senior Vice President

                              CO-INVESTMENT PARTNERS, L.P.

                              By:  CIP Partners, LLC



                              By:
                                   Name:  Walter M. Cain
                                   Title:  Individual Managing Member


THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK



By:

     Name:  Gregory M. Staples
     Title:  Managing Director

FINLAYSON INVESTMENTS PTE LTD



By:
     Name:  Mrs. Ng Kin Meng
     Title:  Company Secretary